UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 14, 2005

Date of Report (Date of Earliest Event Reported)

FIRST COMMUNITY BANCORP

(Exact Name of Registrant As Specified In Its Charter)

CALIFORNIA

(State or Other Jurisdiction of Incorporation)

00-30747	33-0885320
(Commission File Number)	(IRS Employer Identification No.)

6110 El Tordo

PO Box 2388

Rancho Santa Fe, California 92067

(Address of Principal Executive Offices)(Zip Code)

(858) 756-3023

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

                On December 14, 2005, First Community Bancorp (“First Community”) and Foothill Independent Bancorp (“Foothill”), the parent company of Foothill Independent Bank (“Foothill Bank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Foothill will be merged with and into First Community, with First Community as the surviving corporation (the “Merger”). Subsequent to the Merger, it is anticipated that Foothill Bank will merge with and into Pacific Western National Bank, a wholly-owned subsidiary of First Community, or another of First Community’s wholly-owned subsidiaries.  A copy of the Merger Agreement is filed with this report as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement

                Under the terms and subject to the conditions of the Merger Agreement, which has been approved by the Board of Directors of each of First Community and Foothill, at the effective time of the Merger, First Community will acquire all of the outstanding common stock and options of Foothill for $238 million in consideration consisting of First Community common stock for the outstanding common stock of Foothill and cash for the Foothill stock options.  The transaction is intended to qualify as a tax-free transaction under Section 368(a) of the Internal Revenue Code, as amended.

                The Merger Agreement provides a mechanism for determining an initial exchange ratio of approximately 0.4982 shares of First Community common stock for each Foothill share, based on the average closing price of First Community’s common stock over a 15 trading day measurement period preceding the signing of the Merger Agreement, which was $52.47 per share.  On the basis of that ratio, and assuming all currently outstanding Foothill options are cancelled for cash, each Foothill shareholder would receive approximately $26.14 in First Community common stock for each of their Foothill shares.  The initial exchange ratio and the number of First Community shares that each Foothill shareholder will receive will adjust depending on the average closing price of First Community’s common stock over a final 15 trading day measurement period ending two trading days prior to the closing of the transaction, thereby fixing the total consideration to holders of Foothill common stock and options at $238 million.  However, if First Community’s average common stock price over the final measurement period is less than $45.91 per share, then the final exchange ratio would become fixed at approximately 0.5694 First Community shares for each Foothill share, and the value of the total merger consideration would decrease accordingly.  If, on the other hand, First Community’s average common stock closing price over that final measurement period is greater than $59.03 per share, the final exchange ratio would become fixed at approximately 0.4428 First Community shares for each Foothill share, and the value of the total merger consideration would increase accordingly.

                First Community and Foothill have made customary representations, warranties and covenants in the Merger Agreement.  In addition, each of First Community and Foothill have agreed to hold a meeting of its shareholders in order to seek approval of the transaction.  Foothill has also made certain customary covenants, including, among others, covenants not to: (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning or providing confidential information in connection with any proposals for alternative business combination transactions.

                Consummation of the Merger is subject to customary conditions, including (i) approval of both parties’ shareholders, (ii) approval of regulatory authorities and (iii) the absence of any law or order prohibiting the consummation of the Merger.  In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) material compliance of the other party with its covenants and (iii) Foothill achieving certain minimum financial targets, as of the end of the month immediately prior to the closing of the Merger.  Furthermore, the Merger Agreement contains certain termination rights for both Foothill and First Community and provides that, in the event the Merger Agreement is terminated under certain circumstances, as more fully described therein, Foothill will be required to pay a termination fee equal to approximately three percent of the transaction value.

                The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement filed as Exhibit 2.1 hereto.

                Other than in respect of the Merger Agreement, there is no material relationship between First Community or its affiliates and Foothill or its affiliates.

                In connection with the Merger, First Community will file a registration statement of Form S-4, which will include a prospectus of First Community and a joint proxy statement for each of First Community’s and Foothill’s special shareholder meetings, with the Securities and Exchange Commission.

                First Community and Foothill intend to file a registration statement including a joint proxy statement/prospectus and other documents regarding the proposed acquisition with the Securities and Exchange Commission.  Before making any voting or investment decision, investors and security holders of either Foothill or First Community are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed acquisition.  A definitive proxy statement will be sent to the shareholders of each institution seeking any required shareholder approval of these documents.  Investors and security holders may obtain a free copy of the registration statement, and joint proxy statement/prospectus (when available) and other documents filed by each of First Community and Foothill with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at http://www.sec.gov.  Free copies of the registration statement, joint proxy statement/prospectus (when available) and other documents filed by First Community with the Securities and Exchange Commission may also be obtained by requesting them in writing from First Community Bancorp c/o Pacific Western National Bank, 275 North Brea Boulevard, Brea, California 92821; Attention: Investor Relations, or by telephone at (714) 671-6800.

Item 9.01               Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of December 14, 2005, by and between First Community Bancorp and Foothill Independent Bancorp

*  Schedules and similar attachments to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

FIRST COMMUNITY BANCORP

Date: December 20, 2005	By:	/s/ Jared M. Wolff
	Name:	Jared M. Wolff
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of December 14, 2005, by and between First Community Bancorp and Foothill Independent Bancorp

*  Schedules and similar attachments to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.